Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Knightsbridge Shipping Limited of our report dated November 15, 2014 relating to the financial statements of Golden Ocean Group Limited, which appears in Knightsbridge Shipping Limited's Current Report on Form 6-K dated March 26, 2015. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
 March 26, 2015